Exhibit No. 23.2 to Annual Report on Form 10-K of Ionics, Incorporated for the year ended December 31, 2001






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of the Ionics Section 401(k) Stock Savings Plan on Form S-8 (Registration No. 33-2092) of our report dated June 5, 2002 on our audits of the financial statements of the Ionics Section 401(k) Stock Savings Plan as of December 31, 2001 and 2000, which report is included in this Annual Report on Form 11-K of the Plan which is being filed as Exhibit 13 to the Annual Report on Form 10-K of Ionics, Incorporated for the year ended December 31, 2001.




                               /s/Belanger & Company, P.C.
                               ---------------------------
                               BELANGER & COMPANY, P.C.
                               CERTIFIED PUBLIC ACCOUNTANTS

Chelmsford, Massachusetts
June 21, 2002